As filed with the Securities and Exchange Commission on July 26, 1995

                                      Registration No. - 33-_____


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                            __________

                            FORM S-8

                     REGISTRATION STATEMENT

                              UNDER

                   THE SECURITIES ACT OF 1933

                             __________


                  NORFOLK SOUTHERN CORPORATION
       (Exact name of issuer as specified in its charter)

             Virginia                           52-1188014
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)

    Three Commercial Place                       23510-2191
      Norfolk, Virginia                          (Zip Code)
(Address of Principal Executive Offices)


                  NORFOLK SOUTHERN CORPORATION
                    LONG-TERM INCENTIVE PLAN
                    (Full title of the plan)


                      JOHN S. SHANNON, Esq.
                 Executive Vice President - Law
                  Norfolk Southern Corporation
                     Three Commercial Place
                  Norfolk, Virginia 23510-2191
             (Name and address of agent for service)
Telephone number, including area code, of agent for service:
                         (804) 629-2630


                           __________
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                 CALCULATION OF REGISTRATION FEE

_________________________________________________________________
                        Proposed     Proposed
Title of                maximum      maximum          Amount
securities  Amount      offering     aggregate        of regis-
to be       to be       price        offering         tration
registered  registered  per share*   price*           fee
_________________________________________________________________

Norfolk     6,000,000   $70.875      $425,250,000.00  $146,637.93
Southern       shares
Corporation
Common Stock
$1.00 par value

*Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h), based upon a price of $70.875 per share for 6,000,000 shares of Common Stock for which options have not yet been granted, such price being the average of the high and low prices of the Common Stock reported in the consolidated reporting system on July 20, 1995, a date within five business days prior to the date of filing this Registration Statement.
_________________________________________________________________
</TABLE/>

NOTE: Pursuant to Rule 429, the Prospectus which relates to this Registration Statement contains all of the information which would currently be required in a prospectus relating to the securities covered by Registration Statement No. 33-30157.

</PAGE/>



INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          Norfolk Southern Corporation ("Registrant") hereby incorporates into the Registration Statement the documents listed below; all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities to be granted under the Plan have been granted or which deregisters all securities then remaining ungranted, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

          (1) Registrant's latest Annual Report filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

          (2) All other reports of the Registrant thereafter filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

          (3)  The description of Norfolk Southern Corporation
Common Stock contained in the registration statement on Form 8-B, as amended, filed pursuant to Section 12 of the Exchange Act.


Item 4.   Description of Securities.

          Not applicable to already-registered securities.


Item 5.   Interests of Named Experts and Counsel.

          An opinion that any shares of Common Stock issued and delivered for the purposes described in the Plan will be duly authorized, legally issued and fully paid and nonassessable has been rendered to the Corporation by John S. Shannon, Esq., Executive Vice President-Law of the Corporation. As of May 31, 1995, Mr. Shannon was the beneficial owner, either directly or indirectly, of 55,098 shares of Common Stock. Also, as of May 31, 1995, Mr. Shannon had been awarded 22,500 performance share units under the Plan and held unexercised Options to purchase 85,820 shares of Common Stock.


Item 6.  Indemnification of Directors and Officers.

          Article 10 of the Virginia Stock Corporation Act provides, in general, for indemnification by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification also is authorized (and in certain cases, is required) with respect to a criminal action or proceeding where the potential indemnitee had no reasonable cause to believe that his conduct was unlawful. A corporation also may indemnify such individuals for service, performed at the request of that corporation, as a director, officer, employee, agent or otherwise of another entity or organization.

          Article VI of the Restated Articles of Incorporation of Norfolk Southern Corporation ("Corporation") provides, in general, for mandatory indemnification of directors and officers (including former directors and officers), to the full extent permitted by Virginia law, against liability incurred by them in proceedings by third parties, or by or on behalf of the Corporation itself, by reason of the fact that such person is, or was, a director or officer of the Corporation, or is, or was, serving at the request of the Corporation as a director, officer, employee, agent or otherwise of another entity or organization. Virginia corporate law currently does not permit indemnity for willful misconduct or for a knowing violation of the criminal law.

          Article VI of the Corporation's Restated Articles of Incorporation also provides that in every instance, and to the fullest extent permitted by Virginia corporate law in effect from time to time, directors and officers of the Corporation (including former directors and officers) shall not be liable to the Corporation or its stockholders. Under current Virginia law, this provision cannot limit liability for willful misconduct or for a knowing violation either of the criminal law or of any federal or state securities law.

          Directors and officers of the Corporation are covered by certain policies providing directors' and officers' liability insurance. In general, the insurers are obliged to make payments under these policies only if the Corporation may indemnify a director or officer -- and does not or cannot do so. The policies are issued on a "claims made" basis, and apply as well to service performed by such individuals at the direction of the Corporation as a director, officer, employee, agent or otherwise of another entity or organization.


Item 7.  Exemption from Registration.

          Not applicable


Item 8.   Exhibits.

     Exhibit Number              Description

          4              Instruments defining the rights of
                         security holders, including indentures.

                         (a)  The Restated Articles of
                         Incorporation of Norfolk Southern
                         Corporation are incorporated herein by
                         reference from Exhibit 1 of Norfolk
                         Southern's Form 10-Q Report for the
                         quarter ended September 30, 1989.

                         (b)  The Bylaws of Norfolk Southern
                         Corporation, as last amended January 24, 1995, are incorporated herein by reference from Exhibit 4(b) of Norfolk Southern's Form S-8 Registration Statement No. 33-57417, as filed with the Commission on January 25, 1995.

          5              Opinion regarding legality from John S.
                         Shannon, Esq.

         23              Consent of Independent Auditors; Counsel

                         (a)  Consent of KPMG Peat Marwick LLP.

                         (b)  The Consent of John S. Shannon,
                         Esq., is contained in his opinion filed
                         as Exhibit 5 to the Registration
                         Statement.

         99 The Norfolk Southern Corporation Long-Term Incentive Plan, as amended effective January 24, 1995, is incorporated herein by reference from Appendix A to Norfolk Southern's definitive Proxy Statement dated
                         March 31, 1995.


Item 9.  Undertakings.

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts
               or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                     (iii) To include any material information
               with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                           SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, Norfolk Southern Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and State of Ohio, on this 25th day of July, 1995.

                                   NORFOLK SOUTHERN CORPORATION


                                   /s/ David R. Goode
                                         (David R. Goode)
                                      Chairman, President and
                                      Chief Executive Officer


                        POWER OF ATTORNEY

          We, the undersigned officers and directors of Norfolk Southern Corporation hereby severally constitute John S. Shannon and John R. Turbyfill, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to the Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Norfolk Southern Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to said Registration Statement.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 25th day of July, 1995, by the following persons in the capacities indicated.


Signature                               Title

                              Chairman, President and Chief
/s/ David R. Goode            Executive Officer and Director
(David R. Goode)              (Principal Executive Officer)


/s/ Henry C. Wolf             Executive Vice President-Finance
(Henry C. Wolf)               (Principal Financial Officer)


/s/ John P. Rathbone          Vice President and Controller
(John P. Rathbone)            (Principal Accounting Officer)


/s/ Gerald L. Baliles
(Gerald L. Baliles)                     Director


/s/ Gene R. Carter
(Gene R. Carter)                        Director


/s/ L. E. Coleman
(L. E. Coleman)                         Director


/s/ T. Marshall Hahn, Jr.
(T. Marshall Hahn, Jr.)                 Director


/s/ Landon Hilliard
(Landon Hilliard)                       Director


/s/ E. B. Leisenring, Jr.
(E. B. Leisenring, Jr.)                 Director


_______________________
(Arnold B. McKinnon)                    Director


/s/ Robert E. McNair
(Robert E. McNair)                      Director


/s/ Jane Margaret O'Brien
(Jane Margaret O'Brien)                 Director


/s/ Harold W. Pote
(Harold W. Pote)                        Director






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